Exhibit 99.1
Midwest Banc Holdings, Inc. Reports Q3 Results
MELROSE PARK, Ill. — October 27, 2009 — Midwest Banc Holdings, Inc. (NASDAQ:MBHI), the holding company for Midwest Bank and Trust Company (the “Bank” or “Midwest Bank”), announced results for the third quarter of 2009. The company recorded a net loss of $41.3 million for the third quarter of 2009 compared to a net loss of $159.7 million in the third quarter of 2008, and a net loss of $76.5 million for the second quarter of 2009. On a per share basis, net loss per share for the quarter was $1.52, compared to a net loss per share of $5.76 in the third quarter of 2008 and net loss per share of $2.78 in the second quarter of 2009. Results for the third quarter include a $37.5 million provision for credit losses, which increased the allowance for loan losses to 3.4 percent of loans from 2.5 percent at June 30, 2009. The company also completed its annual goodwill impairment study as of September 30, 2009 and determined that goodwill was not impaired.
“As a result of great effort, foresight, and aggressive action by management, as of September 30, 2009 our Bank remains ‘well-capitalized’ by all regulatory measures,” said Roberto R. Herencia, chief executive officer. “While significantly increasing the loan loss provision, our Bank also maintained its ‘well-capitalized’ status through aggressive cost-cutting actions, loan portfolio reductions and a capital contribution from the holding company.”
“We have improved the quality of the Bank’s balance sheet over the past two quarters through building of loan loss reserves, repositioning of the investment portfolio to provide an extremely high level of liquidity and re-assessing the valuation of our deferred tax assets, while maintaining our Bank’s regulatory capital ratios as we execute a complex and comprehensive capital plan.”
“We have hired new credit talent and our objective is to get in front of credit issues. We have performed several special portfolio reviews, increased our vigilance to allow for early identification of problem loans, significantly increased resources available to manage problem loans, and tightened pricing and underwriting standards — all in less than six months. Our provision for loan losses continues to be double our net charge-offs, and ratio of the allowance for loan losses to loans increased significantly to 3.40 percent at September 30, 2009, from 2.50 percent at June 30, 2009 and 1.58 percent at September 30, 2008. Timely recognition of exposure allows us to work with our customers who are feeling the effects of the downturn in the Chicago commercial real estate market, including the construction and development segment, prior to the need to charge-off uncollectible amounts.”

Q3 Highlights
•	At September 30, 2009, the Bank was well-capitalized with a 10.2% total risk-based capital ratio and the holding company was 5 basis points less than adequately capitalized, with a 7.95% total risk-based capital ratio. In July, we announced our capital plan designed to strengthen our capital position. As further detailed below, we made progress during the third quarter with filings with the SEC, negotiations with the U.S. Treasury and entering into a Forbearance Agreement with our senior lender on October 22, 2009, during which period the company is not obligated to make interest and principal payments in excess of funds held in a funded deposit security account. Management believes the forbearance period provides sufficient time to complete all major components of the capital plan.

•	Key lending personnel were re-assigned to our special assets (loan workout) group. The Bank has devoted additional resources to its workout unit and engaged an independent firm to actively manage problem loans. The Board of Directors has announced that Stephen L. Eastwood has accepted the position of Executive Vice President and Chief Risk Officer. Eastwood brings more than 35 years of experience in the resolution of complex financial issues and the building of effective risk management models to Midwest Bank, where he will be responsible for the Bank’s credit and compliance risk management. The appointment will become effective upon completion of the required notice to the Federal Reserve.

•	The level of the provision for loan losses recognized was 215% of net charge-offs in the third quarter, 219% in the second quarter and 294% in the first quarter, which shows proactive management in this credit environment.

•	Liquidity remains high at the Bank. Liquid assets increased by $86.5 million during the quarter to $324.6 million.

•	Cost reductions put in place in the second and third quarters are reducing the noninterest expense run rate. Employees are fully engaged in the company’s priorities, while focusing on serving customers effectively and efficiently.

•	We anticipate entering into a formal supervisory action with the Bank’s primary regulators, who have recently completed an examination of the Bank. In anticipation, we have been diligently working to address matters they have identified and look forward to resolving them with the regulators as quickly as possible.
Capital Plan Execution
•	On July 28, 2009, the company announced that it had developed a detailed capital plan and timeline for execution (the “Capital Plan”). The Capital Plan was adopted in order to, among other things, improve the Company’s common equity capital and raise additional capital to enable it to better withstand and respond to adverse market conditions.
•	On October 26, 2009, we amended our registration statement previously filed with the SEC in anticipation of launching the exchange offer of common stock for our Series A preferred stock.

•	We are in negotiations with the U.S. Treasury related to conversion of the $84.8 million outstanding preferred stock issued to the U.S. Treasury under its Capital Purchase Program in 2008, to common stock. Concurrently, we have amended our application under the Treasury’s Capital Assistance Program that would facilitate the conversion of the preferred stock to common stock.

•	As previously announced, we have been advised by our senior lender that we are in default under our term and revolving loan agreements (the “Credit Agreements”). On October 22, 2009, the company entered into a Forbearance Agreement with its Lender through March 31, 2010, during which period the company is not obligated to make interest and principal payments in excess of funds held in a deposit security account (which was initially funded with $325,000), and while retaining all rights and remedies within the Credit Agreements, the Lender has agreed not to demand payment of amounts due, and has agreed to forbear from exercising the rights and remedies available to it in respect of existing defaults and future compliance with certain covenants through March 31, 2010, other than the continued imposition of default interest rates. Management believes that the Forbearance Agreement provides the company sufficient time to complete all major elements of the Capital Plan.

•	The company is pursuing a new common equity raise, the proceeds of which will be used for general corporate purposes, including injecting capital into the Bank.
Loan Portfolio
Average total loans decreased $79.6 million during the third quarter of 2009. From June 30, 2009 to September 30, 2009, loans outstanding declined $105.2 million, primarily due to stricter underwriting standards. Average loans yielded 5.32 percent in the third quarter, compared to 5.47 percent in the second quarter, with 82 percent of all loans tied to prime having interest rate floors in place and 78 percent of those loans currently at their floors.
The table below presents the loan portfolio as of September 30, 2009, including the loan balances, amounts and remaining percentage availability and total loan commitments.

Loan Portfolio
As of September 30, 2009
($ in millions)

		Total	Total	Percent
Loan Type	Balance	Availability	Commitment	Availability

Land	$112.9	$3.1	$116.0	2.7	percent
Land Development, Residential	16.9	1.2	18.1	6.6
Land Development, Commercial	15.6	3.7	19.3	19.2
Land Development, Teardown	8.6	—	8.6	—
Condominium	65.4	10.4	75.8	13.7
Residential Construction	69.6	3.9	73.5	5.3
Commercial Construction	26.6	1.1	27.7	4.0
Residential Non-Builder	7.3	1.1	8.4	13.1
Letters of Credit	—	0.3	0.3	100.0
Other	1.1	—	1.1	—

Total Const. & Land Development	324.0	24.8	348.8	7.1

1-4 Residential	60.2	—	60.2	—
1-4 ARM	47.3	—	47.3	—

Total Residential	107.5	—	107.5	—

Home Equity Fixed	18.9	—	18.9	—
Home Equity Floating	209.1	89.0	298.1	29.9

Total Home Equity	228.0	89.0	317.0	28.1

CRE — Non-Owner Occupied	738.4	31.5	769.9	4.1
CRE — Owner Occupied	538.4	10.4	548.8	1.9

Total CRE	1,276.8	41.9	1,318.7	3.2

Commercial & Industrial	504.3	328.9	833.2	39.5

Agricultural	7.0	0.8	7.8	10.3

Consumer	5.7	2.1	7.8	26.9

Overdrafts, Settlement, Miscellaneous	0.8

Total Portfolio	$2,454.1	$487.5	$2,940.8	16.6	percent

•	Total construction and land development loan commitments are 92.9 percent funded.

•	Land and land development loans represent 6.3 percent of the loan portfolio.
Asset Quality
During the third quarter, steps were taken to improve the credit review function at Midwest Bank:
•	The Bank has strengthened its portfolio review process, tracking of credit trends and any document exceptions.

•	The Bank has devoted additional resources to its loan workout unit and engaged an independent firm to actively manage problem loans. This expansion and early problem loan identification afforded by the quarterly asset review will enable Midwest Bank’s workout group to identify and manage problem loans at an earlier point in their life-cycle, leading to more favorable outcomes.
In the third quarter, we recorded a provision for credit losses of $37.5 million and recognized net loan charge—offs totaling $17.1 million. Non-accrual loans increased $98.9 million compared to the prior quarter to $193.9 million, or 7.9 percent of loans.
The table below presents certain loan quality information as of September 30, 2009, including loan balance by type, amounts and percentage by past due and nonaccrual status, amount of specific reserve, and year-to-date gross charge-off amounts.
Loan Quality
($ in millions)

									2009
	As of September 30, 2009								Gross
		30-89 Days Past Due			Non Accrual			Specific	Charged-
Loan Type	Balance	($)	Percent		($)	Percent		Reserve	Off
Land	$112.9	$4.2	3.7	percent	$25.0	22.1	percent	$5.0	$1.0
Land Development, Residential	16.9	—	—		2.1	12.4		0.4	0.7
Land Development, Commercial	15.6	—	—		2.8	17.9		—	—
Land Development, Teardown	8.6	—	—		8.6	100.0		4.0	—
Condominium	65.4	5.2	8.0		7.7	11.8		1.2	2.6
Residential Construction	69.6	0.9	1.3		30.1	43.2		6.0	2.7
Commercial Construction	26.6	2.2	8.3		3.9	14.7		0.2	—
Residential Non-Builder	7.3	0.9	12.3		0.6	8.2		—	—
Letters of Credit	—	—	—		—	—		—	—
Other	1.1	—	—		—	—		—	—

Total Const. & Land Development	324.0	13.4	4.1		80.8	24.9		16.8	7.0

1-4 Residential	60.2	—	—		2.7	4.5		—	0.4
1-4 ARM	47.3	2.3	4.9		5.3	11.2		0.4	0.6

Total Residential	107.5	2.3	2.1		8.0	7.4		0.4	1.0

Home Equity Fixed	18.9	0.3	1.6		0.2	1.1		—	0.1
Home Equity Floating	209.1	2.0	1.0		2.1	1.0		0.1	0.2

Total Home Equity	228.0	2.3	1.0		2.3	1.0		0.1	0.3

CRE — Non-Owner Occupied	738.4	50.9	6.9		56.7	7.7		13.6	5.2
CRE — Owner Occupied	538.4	3.7	0.7		22.4	4.2		2.2	0.5

Total CRE	1,276.8	54.6	4.3		79.1	6.2		15.8	5.7

Commercial & Industrial	504.3	6.6	1.3		23.7	4.7		5.7	17.9

Agricultural	7.0	—	—		—	—		—	—

Consumer	5.7	0.3	5.3		—	—		—	0.1

Overdrafts, Settlement, Miscellaneous	0.8	—	—		—	—		—	0.3

Total Portfolio	$2,454.1	$79.5	3.2	percent	$193.9	7.9	percent	$38.8	$32.3

Non-accrual loans in the construction and land development portfolio increased $50.9 million or 170 percent from the second quarter. The largest contributing sub-categories within construction and land development were: land, which increased $19.5 million; land development — teardown, which increased $8.6 million; and residential construction, which increased $22.7 million.

In connection with execution of the capital plan, with the assistance of independent outside parties, management performed cumulative loan loss studies under various methodologies and assumptions, including highly stressed scenarios, in order to determine the optimal capital structure for the Bank. Credit reviews were conducted on both a portfolio and individual loan level in order to estimate future losses under various market conditions.
With the additional resources recently devoted to the loan workout area, management also developed a comprehensive understanding of the factors impacting the primary and secondary sources of repayment and collateral support of the current portfolio, and has used this information in its computation of the allowance for loan losses. In determining loan specific reserves in the allowance for loan losses, the company generally assigns average discounts of 20-35% to independent appraisal values, dependent upon loan and collateral type. These discount rates have been adjusted upward in recent periods based upon the rapid deterioration in the current Chicago commercial real estate market. With the additional resources devoted to the Bank’s loan workout area, management also has better knowledge of current liquidity conditions of borrowers. As a result, although the company’s allowance for loan losses to nonperforming loans ratio dropped to 43% as of September 30, 2009, from a range of 58-62% during December 2008 through June 2009 period, specific reserves to loans analyzed for possible impairment increased to 20% from 7% as of December 31, 2008 and 15% in June 2009.
•	Land loans — $11.0 million of the $19.5 million increase was related to one relationship with collateral located in a western suburb, consisting of improved lots on 25 acres. The property value has declined and there are currently no units under contract. The guarantors have limited liquidity and net worth and continue efforts to raise equity to fund the real estate investment. The Bank has specifically reserved $2.9 million for probable losses.

•	Land development, teardown loans — The entire $8.6 million increase was related to an acquisition and development loan for property on 26 acres in McHenry County. The borrower’s plans to sell portions of the property have taken longer than expected. The guarantor adds only limited financial support. $4.0 million has been specifically reserved.

•	Residential construction loans — $12.6 million of the $22.7 million increase was related to a construction project for several projects in and near Lake County. The Bank has specifically reserved $4.4 million.
Midwest Bank also recognized significant deterioration in its commercial real estate portfolio, with a $34.7 million increase in non-accrual loans to $79.1 million at September 30, 2009, representing a 78 percent increase as compared to $44.4 million in non-accrual loans at the end of the second quarter of 2009. Non-owner occupied commercial real estate loans experienced the greatest deterioration with non-accruals in this category increasing $29.9 million. Of the

38 loan relationships (averaging $1.5 million) within this non-accrual category, the largest increases came from three relationships:
•	A $9.5 million relationship — This relationship consists of several loans for various commercial properties in Cook County. Third party real estate management and marketing firms have been engaged by the borrower. The management company is focusing on stabilizing buildings, renewing leases and seeking new tenants. The properties securing their loans have experienced increased vacancies and resulting decrease in operating income to provide sufficient cash flow to meet contractual loan payments. Guarantor has limited liquidity. The Bank has specifically reserved $1.3 million.

•	A $6.5 million relationship — Slow sales on a project located in Cook County. The properties securing their loans have not sold with the borrower now renting properties at a level that is not sufficient to meet contractual loan payments. There are multiple guarantors who have limited liquidity. $2.5 million has been charged-off and the Bank has specifically reserved $1.5 million.

•	A $5.3 million relationship — The property development has stalled and guarantor is considering alternative strategies to sell or liquidate asset. The guarantor is currently providing contractual payments, however, in the future their liquidity position will no longer enable them to continue to meet loan repayment terms. The Bank has specifically reserved $1.0 million.
The last of the categories to experience significant deterioration was the commercial and industrial loan portfolio with non-accrual loans increasing $10.7 million (net of $7.5 million of third quarter gross charge-offs) to $23.7 million, or 82 percent, when compared to the second quarter 2009. $9.8 million of the $10.7 million increase was related to one relationship representing three separate projects in Cook County. The Bank believes the value of these loans is supported by the guarantees of the borrowers. The Bank continues to work with these borrowers.
Liquidity
The Bank’s overall liquidity position improved, partially due to a $17.7 million reduction in the securities portfolio and a $105.2 million reduction in loans during the third quarter. Liquid assets, including excess reserves on deposit at the Federal Reserve Bank and unencumbered securities, increased by $86.5 million during the quarter to $324.6 million. Total deposits increased by $16.7 million or 0.7 percent compared to the second quarter.

Net Interest Margin
Net interest margin decreased 69 basis points from 2.52 percent in the second quarter to 1.83 percent in the third quarter. A majority of this decline was attributable to the decline in the overall yield on the securities portfolio to 0.95 percent from 3.03 percent in the second quarter. The 208 basis point decline in the securities portfolio was due largely to the replacement of bonds with lower-yielding U.S. Treasury Bills and Government National Mortgage Association (GNMA) mortgage backed securities which began in May 2009. Since June 30, 2009, approximately $95.8 million in matured Treasury bonds were replaced with GNMA securities. Net interest reversals related to the $87.8 million increase in non-performing loans and a decrease in interest income associated with the $105.2 million decline in the loan portfolio also contributed to the $5.1 million decline in our net interest income. Our net interest margin was positively impacted by the decline in cost of deposits coupled with a successful retail CD campaign raising over $65 million in new deposits during the quarter.
Noninterest Income
Noninterest income for third quarter 2009 declined to $3.7 million from $7.3 million in the second quarter 2009. This decline was primarily attributable to a decrease in securities gains; second quarter net gains on the securities portfolio repositioning were $4.3 million compared to net gains of approximately $0.4 million in the third quarter. The liquidation of bank-owned life insurance in the second quarter also resulted in lower noninterest income by $0.5 million for the third quarter.
Noninterest Expense
Noninterest expense for third quarter 2009 declined to $22.5 million, compared to $24.4 million in second quarter 2009. The decline in noninterest expense of $2.0 million in the third quarter reflects the impact of the cost reduction efforts, which began late in the second quarter. Excluding one time impacts, salaries and benefits were $1.8 million lower compared to the second quarter reflecting a reduction in force of 77 full-time equivalent (FTE) employees (116 FTE employees, or a 22 percent reduction year to date), salary reductions for remaining employees and suspension of the company’s 401(k) contribution. Other expenses were down due to the second quarter FDIC special assessment of $1.7 million and expense control across all discretionary categories. Offsetting the cost savings were increases in write-downs and related expenses for foreclosed properties of approximately $2.6 million and professional fees related to credit review, consultants and legal of $0.9 million.

Financial Highlights
•	Diluted earnings (loss) per share was ($1.52) for third quarter and ($4.57) for first nine months of 2009
•	Compared to ($2.78) for second quarter 2009

•	Compared to ($5.76) for third quarter 2008

•	Compared to ($5.93) for first nine months of 2008
•	Net income (loss) was ($41.3) million for third quarter and ($123.1) million for first nine months of 2009
•	Compared to ($76.5) million for second quarter 2009

•	Compared to ($159.7) million for third quarter 2008

•	Compared to ($162.7) million for first nine months of 2008
•	Net interest margin was 1.83 percent for third quarter and 2.30 percent for first nine months of 2009
•	Compared to 2.52 percent for second quarter 2009

•	Compared to 2.77 percent for third quarter 2008

•	Compared to 2.83 percent for first nine months of 2008
Loans and Loan Quality
•	Loans in third quarter 2009 decreased
•	$105.2 million compared to second quarter 2009
•	Annualized net charge-off rate was 2.71 percent for third quarter 2009
•	Compared to 1.41 percent for second quarter 2009

•	Compared to 3.98 percent for third quarter 2008
•	Nonaccrual loans at September 30, 2009 were $193.9 million or 7.90 percent of loans
•	Compared to 3.71 percent at June 30, 2009

•	Compared to 2.42 percent at September 30, 2008
•	Nonperforming assets at September 30, 2009 were $214.9 million, or 8.68 percent of loan-related assets
•	Compared to 4.87 percent at June 30, 2009

•	Compared to 2.74 percent at September 30, 2008

•	Nonperforming assets at September 30, 2009 were $214.9 million, or 6.06 percent of total assets
•	Compared to 3.52 percent at June 30, 2009

•	Compared to 1.91 percent at September 30, 2008
•	Allowance for loan losses at September 30, 2009 was 3.40 percent of loans
•	Compared to 2.50 percent at June 30, 2009

•	Compared to 1.58 percent at September 30, 2008
•	Allowance for loan losses to nonaccrual loans was 43 percent at September 30, 2009
•	Compared to 67 percent at June 30, 2009

•	Compared to 65 percent at September 30, 2008
•	Delinquencies 30-89 days were 3.24 percent of loans at September 30, 2009
•	Compared to 2.18 percent at June 30, 2009

•	Compared to 0.99 percent at September 30, 2008
Capital Ratios at September 30, 2009:

	Company	Bank
— Tier 1 common risk-based	(1.24%)	8.88%
— Tier 1 risk-based	6.05%	8.88%
— Total risk-based	7.95%	10.17%
— Tier 1 leverage	4.26%	6.24%
Additional financial data are contained in the accompanying statements, tables and schedules.
Hosting a Conference Call
We will conduct a conference call to discuss these results Wednesday, October 28, 2009, at 11:00 a.m. Eastern time / 10:00 a.m. Central time.
The webcast and call will be hosted by members of management. A brief discussion of quarterly results and trends will be followed by questions from institutional investors and analysts invited to participate in the interactive portion of the discussion.

Interested parties wishing to participate in the interactive portion of the call can dial in to 800-860-2442 or +1 412-858-4600 for international calls. The live webcast can be accessed at www.midwestbank.com and will be available for replay on that website. The audio replay may be accessed through November 5, 2009 at 877-344-7529 or +1 412-317-0088. The replay passcode is 434307.
About Midwest
We are a half century old community bank with $3.5 billion in assets at September 30, 2009. We have two principal operating subsidiaries; Midwest Bank and Trust Company and Midwest Financial and Investment Services, Inc. Midwest Bank has 26 locations serving the diverse needs of both urban and suburban Chicagoland businesses and consumers through its Commercial Banking, Wealth Management, Corporate Trust and Retail Banking areas.
Forward-Looking Statements
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the company’s Annual Report on Form 10-K and other publicly available information regarding the company, copies of which are available from the company upon request. Such publicly available information sets forth certain risks and uncertainties related to the company’s business which should be considered in evaluating “Forward-Looking Statements.”
Contacts:
JoAnn Sannasardo Lilek, 708-498-2085
Chief Financial Officer & Executive Vice President
Midwest Banc Holdings, Inc.
IR@midwestbank.com
Media
Chris Robling, 312-658-0445
crobling@jaynethompson.com

Financial Highlights
Midwest Banc Holdings, Inc.

(In thousands, except per share data and percentages)

	Three Months Ended
	Sept. 30,		June 30,		March 31,		Dec. 31,		Sept. 30,
	2009		2009		2009		2008		2008
Income Statement Data:
Net (loss) income	$(41,267)		$(76,467)		$(5,320)		$4,429		$(159,714)

Per Share Data:
Basic and diluted (loss) earnings (11)	$(1.52)		$(2.78)		$(0.27)		$0.11		$(5.76)
Cash dividends declared	—		—		—		—		—
Book value	2.02		3.45		6.38		6.56		5.89
“If converted” book value(10)	3.22		4.53		7.18		7.35		6.74
Tangible book value(1)	(1.25)		0.15		3.05		3.21		2.51
“If converted” tangible book value(1)(10)	0.26		1.53		4.16		4.31		3.68
Stock price at period end	0.71		0.75		1.01		1.40		4.00

Share Data:
Common shares outstanding — at period end	28,116		27,944		27,929		27,893		27,859
Basic — average	27,953		27,926		27,925		27,863		27,859
Diluted — average	27,953		27,926		27,925		27,863		27,859

Selected Financial Ratios:
Return on average assets	(4.49	) percent	(8.38	) percent	(0.59	) percent	0.49	percent	(17.25	) percent
Return on average equity	(78.30)		(103.60)		(7.12)		7.17		(181.60)
Net interest margin (tax equivalent)	1.83		2.52		2.63		2.51		2.77
Efficiency ratio(2)(3)	98		97		84		105		387
Dividend payout ratio (11)	—		—		—		—		—
Loans to deposits at period end	96		101		102		104		99
Loans to assets at period end	69		72		70		70		70
Equity to assets at period end	5.09		6.15		8.11		8.57		5.78
Tangible equity to tangible assets at period end(1)(4)	2.56		3.66		5.75		6.11		3.24
Tier 1 common capital to risk-weighted assets	(1.24)		0.33		1.25		1.98		2.64
Tier 1 capital to risk-weighted assets	6.05		7.20		7.42		8.30		6.26
Total capital to risk-weighted assets	7.95		9.03		9.18		10.07		8.04
Tier 1 leverage ratio	4.26		5.35		6.24		6.90		4.94

Full time equivalent employees	420		497		542		536		550

Balance Sheet Data:
Total earning assets	$3,392,458		$3,382,725		$3,339,448		$3,195,408		$3,176,629
Average earning assets	3,476,611		3,344,103		3,268,589		3,219,078		3,263,571
Average assets	3,650,053		3,660,670		3,648,873		3,590,313		3,682,449
Average loans	2,505,134		2,584,757		2,543,770		2,499,802		2,512,653
Average securities	639,588		669,494		688,334		668,830		715,219
Average deposits	2,630,148		2,529,526		2,474,262		2,478,948		2,411,013
Tangible shareholders’ equity(1)	88,413		127,272		208,098		212,289		113,101
Average equity	209,097		296,055		303,019		245,795		349,878
See footnotes at end of statements, tables and schedules.

Financial Highlights
Midwest Banc Holdings, Inc.

(In thousands, except per share data and percentages)

	Nine Months Ended
	Sept. 30,		Sept. 30,
	2009		2008
Income Statement Data:
Net (loss) income	$(123,054)		$(162,702)

Per Share Data:
Basic and diluted (loss) earnings	$(4.57)		$(5.93)
Cash dividends declared	—		0.26

Share Data:
Common shares outstanding — at period end	28,116		27,859
Basic — average	27,936		27,851
Diluted — average	27,936		27,851

Selected Financial Ratios:
Return on average assets	(4.50	) percent	(5.90	) percent
Return on average equity	(61.15)		(58.64)
Net interest margin (tax equivalent)	2.30		2.83
Efficiency ratio(2)(3)	92		155
Dividend payout ratio	—		N/M

Full time equivalent employees	420		550

Balance Sheet Data:
Total earning assets	$3,392,458		$3,176,629
Average earning assets	3,363,863		3,271,594
Average assets	3,653,203		3,685,013
Average loans	2,544,412		2,477,452
Average securities	665,627		747,905
Average deposits	2,545,216		2,403,748
Tangible shareholders’ equity(1)	88,413		113,101
Average equity	269,046		370,643
See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In Thousands, except per share data)

	Three Months Ended
	Sept. 30,		June 30,		March 31,		Dec. 31,		Sept. 30,
	2009		2009		2009		2008		2008
Interest Income
Loans	$33,294		$35,348		$34,549		$35,558		$37,364
Securities
Taxable	1,488		4,663		6,940		7,381		7,739
Exempt from federal income taxes	29		406		550		551		574
Dividends from FRB and FHLB stock	160		170		190		190		184
Short-term investments	164		75		37		54		27

Total interest income	35,135		40,662		42,266		43,734		45,888

Interest Expense
Deposits	11,385		12,210		13,685		15,524		15,301
Federal funds purchased and FRB discount window advances	—		20		29		14		563
Securities sold under repurchase agreements	3,264		3,229		3,205		3,264		3,338
Advances from the FHLB	3,065		3,035		3,029		3,126		2,779
Junior subordinated debentures	497		615		739		911		864
Revolving note payable	158		88		43		204		96
Term note payable	679		266		282		616		565
Subordinated debt	145		144		152		243		229

Total interest expense	19,193		19,607		21,164		23,902		23,735

Net interest income	15,942		21,055		21,102		19,832		22,153
Provision for credit losses(12)	37,450		20,750		13,253		20,275		42,200

Net interest income after provision for credit losses	(21,508)		305		7,849		(443)		(20,047)

Noninterest Income
Service charges on deposit accounts	2,013		1,953		1,894		1,908		1,918
Gains (losses) on securities transactions	386		4,251		—		—		(16,652)
Impairment loss on securities	—		(740)		—		—		(47,801)
Gains on sales of loans	—		—		—		—		(75)
Insurance and brokerage commissions	268		338		320		333		448
Trust	337		296		282		241		451
Increase in CSV of life insurance	—		490		842		875		911
Gain on sale of property	—		—		—		—		—
Other	653		707		5		375		288

Total noninterest income (loss)	3,657		7,295		3,343		3,732		(60,512)

Noninterest Expenses
Salaries and employee benefits	8,948		11,859		11,083		13,819		12,515
Occupancy and equipment	3,175		3,356		3,245		3,511		3,211
Professional services	2,838		1,890		2,102		3,240		2,016
Marketing	201		339		688		842		575
Foreclosed properties	3,098		450		345		66		24
Amortization of intangible assets	573		573		573		590		590
Merger related charges	—		—		—		—		77
Goodwill impairment charge	—		—		—		—		80,000
Other	3,617		5,953		3,472		3,335		4,038

Total noninterest expenses	22,450		24,420		21,508		25,403		103,046

(Loss) income before income taxes	(40,301)		(16,820)		(10,316)		(22,114)		(183,605)
Provision (benefit) for income taxes	966		59,647		(4,996)		(26,543)		(23,891)

Net (Loss) Income	$(41,267)		$(76,467)		$(5,320)		$4,429		$(159,714)

Net (loss) income available to common shareholders (11)	$(42,556)		$(77,757)		$(7,443)		$3,138		$(160,550)

Basic and diluted (loss) earnings per share (11)	$(1.52)		$(2.78)		$(0.27)		$0.11		$(5.76)

Cash dividends declared per share	$—		$—		$—		$—		$—

Top line revenue (5)	$19,599		$28,350		$24,445		$23,564		$(38,359)
Noninterest income to top line revenue	19	percent	26	percent	14	percent	16	percent	N/M

Statement of Income
Midwest Banc Holdings, Inc.
(In Thousands, except per share data)

	Nine Months Ended
	Sept. 30,		Sept. 30,	Increase	Increase
	2009		2008	(Decrease)	(Decrease)
Interest Income
Loans	$103,191		$115,562	$(12,371)	(10.7	)percent
Securities
Taxable	13,091		25,776	(12,685)	(49.2)
Exempt from federal income taxes	985		1,765	(780)	(44.2)
Dividends from FRB and FHLB stock	520		551	(31)	(5.6)
Short-term investments	276		273	3	1.1

Total interest income	118,063		143,927	(25,864)	(18.0)

Interest Expense
Deposits	37,280		50,501	(13,221)	(26.2)
Federal funds purchased and FRB discount window advances	49		2,050	(2,001)	(97.6)
Securities sold under repurchase agreements	9,698		9,998	(300)	(3.0)
Advances from the FHLB	9,129		8,698	431	5.0
Junior subordinated debentures	1,851		2,785	(934)	(33.5)
Revolving note payable	289		270	19	7.0
Term note payable	1,227		2,027	(800)	(39.5)
Subordinated debt	441		464	(23)	(5.0)

Total interest expense	59,964		76,793	(16,829)	(21.9)

Net interest income	58,099		67,134	(9,035)	(13.5)
Provision for credit losses(12)	71,453		52,367	19,086	36.4

Net interest income after provision for credit losses	(13,354)		14,767	(28,121)	(190.4)

Noninterest Income
Service charges on deposit accounts	5,860		5,834	26	0.4
(Losses) gains on securities transactions	4,637		(16,596)	21,233	(127.9)
Impairment loss on securities	(740)		(65,387)	64,647	(98.9)
Gains on sales of loans	—		(75)	75	(100.0)
Insurance and brokerage commissions	926		1,691	(765)	(45.2)
Trust	915		1,382	(467)	(33.8)
Increase in CSV of life insurance	1,332		2,634	(1,302)	(49.4)
Gain on sale of property	—		15,196	(15,196)	(100.0)
Other	1,365		993	372	37.5

Total noninterest income (loss)	14,295		(54,328)	68,623	(126.3)

Noninterest Expenses
Salaries and employee benefits	31,890		36,570	(4,680)	(12.8)
Occupancy and equipment	9,776		9,203	573	6.2
Professional services	6,830		5,350	1,480	27.7
Marketing	1,228		1,864	(636)	(34.1)
Foreclosed properties	3,893		266	3,627	1,363.5
Amortization of intangible assets	1,719		1,771	(52)	(2.9)
Merger related charges	—		271	(271)	(100.0)
Loss on extinguishment of debt	—		7,121	(7,121)	(100.0)
Goodwill impairment charge	—		80,000	(80,000)	(100.0)
Other	13,042		9,255	3,787	40.9

Total noninterest expenses	68,378		151,671	(83,293)	(54.9)

(Loss) income before income taxes	(67,437)		(191,232)	123,795	(64.7)
Provision (benefit) for income taxes	55,617		(28,530)	84,147	(294.9)

Net (Loss) Income	$(123,054)		$(162,702)	$39,648	(24.4)

Net (loss) income available to common shareholders	$(127,756)		$(165,209)	$37,453	(22.7)

Basic and diluted (loss) earnings per share	$(4.57)		$(5.93)	$1.36	(22.9)

Cash dividends declared per share	$—		$0.26	$0.26	100.0

Top line revenue (5)	$72,394		$12,806	$59,588	465.3
Noninterest income to top line revenue	20	percent	N/M

See footnotes at end of statements, tables and schedules.

Balance Sheet
Midwest Banc Holdings, Inc.
(In thousands)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2009	2009	2009	2008	2008
Assets
Cash	$32,278	$36,965	$56,516	$61,330	$111,769
Short-term investments	295,162	160,538	1,762	1,735	1,674
Securities available-for-sale	615,543	633,282	685,858	621,949	618,215
Securities held-to-maturity	—	—	29,082	30,267	30,817

Total securities	615,543	633,282	714,940	652,216	649,032
Federal Reserve and FHLB stock, at cost	27,652	29,648	31,698	31,698	31,698
Loans	2,454,101	2,559,257	2,591,048	2,509,759	2,494,225
Allowance for loan losses	(83,506)	(63,893)	(53,011)	(44,432)	(39,428)

Net loans	2,370,595	2,495,364	2,538,037	2,465,327	2,454,797

Cash value of life insurance	—	—	85,517	84,675	83,800
Premises and equipment	40,589	40,795	38,528	38,313	38,216
Foreclosed properties	20,980	19,588	18,534	12,018	8,025
Goodwill and other intangibles	91,826	92,399	92,972	93,546	94,136
Other	49,505	60,620	134,560	129,354	110,230

Total assets	$3,544,130	$3,569,199	$3,713,064	$3,570,212	$3,583,377

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$330,901	$336,347	$343,422	$334,495	$334,545
Interest-bearing	2,224,288	2,202,143	2,200,583	2,078,296	2,178,459

Total deposits	2,555,189	2,538,490	2,544,005	2,412,791	2,513,004
Federal funds purchased & FRB discount window	—	—	55,000	—	—
Securities sold under repurchase agreements	297,650	297,650	297,650	297,650	297,650
FHLB advances	340,000	340,000	340,000	380,000	380,000
Junior subordinated debentures	60,828	60,824	60,807	60,791	60,774
Revolving note payable	8,600	8,600	8,600	8,600	20,600
Term note payable	55,000	55,000	55,000	55,000	55,000
Subordinated debt	15,000	15,000	15,000	15,000	15,000
Other	31,624	33,964	35,932	34,546	34,112

Total liabilities	3,363,891	3,349,528	3,411,994	3,264,378	3,376,140

Shareholders’ Equity
Preferred equity	123,436	123,206	122,976	122,748	43,125
Common equity	60,835	102,047	178,362	185,208	175,806
Accumulated other comprehensive loss	(4,032)	(5,582)	(268)	(2,122)	(11,694)

Total shareholders’ equity	180,239	219,671	301,070	305,834	207,237

Total liabilities and shareholders’ equity	$3,544,130	$3,569,199	$3,713,064	$3,570,212	$3,583,377

	Sept. 30, 2009		Dec. 31, 2008
		Percent of		Percent of
Loan Portfolio Composition — Source of Repayment	($ in millions)	Total	($ in millions)	Total
Commercial	$1,046	43	$1,090	43
Construction	324	13	366	15
Commercial real estate	744	30	730	29
Consumer	234	10	201	8
Residential mortgage	107	4	123	5

Total loans, gross excluding deferred fees	$2,455	100	$2,510	100

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Three Months Ended
	Sept. 30, 2009			June 30, 2009			Sept. 30, 2008
	Average	Average		Average	Average		Average	Average
	Balance	Rate		Balance	Rate		Balance	Rate
Interest-Earning Assets:
Short-term investments	$303,890	0.22	percent	$59,551	0.50	percent	$6,005	1.80	percent
Securities:
Taxable(6)	637,198	0.93		626,489	2.98		654,531	4.78
Exempt from federal income taxes(6)	2,390	4.85		43,005	3.78		60,688	5.82

Total securities	639,588	0.95		669,494	3.03		715,219	4.87
FRB and FHLB stock	27,999	2.29		30,301	2.24		29,694	2.48
Loans (7)(8)(9)	2,505,134	5.32		2,584,757	5.47		2,512,653	5.96

Total interest-earning assets	$3,476,611	4.04	percent	$3,344,103	4.86	percent	$3,263,571	5.68	percent

Noninterest-Earning Assets:
Cash	$34,903			$44,037			$57,463
Premises and equipment	40,705			39,331			38,412
Allowance for loan losses	(67,605)			(58,211)			(23,059)
Other	165,439			291,410			346,062

Total noninterest-earning assets	173,442			316,567			418,878

Total assets	$3,650,053			$3,660,670			$3,682,449

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$179,094	0.46	percent	$178,231	0.50	percent	$194,416	0.87	percent
Money-market demand and savings accounts	344,203	0.80		358,791	0.80		393,745	1.20
Time deposits	1,765,654	2.38		1,658,904	2.72		1,487,827	3.68

Total interest-bearing deposits	2,288,951	1.99		2,195,926	2.22		2,075,988	2.95
Borrowings:
Fed funds purch & repurchase agreements	297,693	4.39		319,397	4.07		403,025	3.87
FHLB advances	340,000	3.61		342,637	3.54		348,315	3.19
Junior subordinated debentures	60,827	3.27		60,816	4.04		60,766	5.69
Revolving note payable	8,600	7.35		8,600	4.09		9,404	4.08
Term note payable	55,000	4.94		55,000	1.93		55,000	4.11
Subordinated debt	15,000	3.87		15,000	3.84		15,000	6.11

Total borrowings	777,120	4.02		801,450	3.69		891,510	3.78

Total interest-bearing liabilities	$3,066,071	2.50	percent	$2,997,376	2.62	percent	$2,967,498	3.20	percent

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$341,197			$333,600			$335,025
Other liabilities	33,688			33,639			30,048

Total noninterest-bearing liabilities	374,885			367,239			365,073

Shareholders’ equity	209,097			296,055			349,878

Total liabilities and shareholders’ equity	$3,650,053			$3,660,670			$3,682,449

Net interest margin (tax equivalent)(6)(9)		1.83	percent		2.52	percent		2.77	percent
See footnotes at end of statements, tables and schedules.

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Nine Months Ended
	Sept. 30, 2009			Sept. 30, 2008
	Average	Average		Average	Average
	Balance	Rate		Balance	Rate
Interest-Earning Assets:
Short-term investments	$123,838	0.30	percent	$16,840	2.16	percent
Securities:
Taxable(6)	631,184	2.77		686,517	5.22
Exempt from federal income taxes(6)	34,443	3.81		61,388	5.90

Total securities	665,627	2.82		747,905	5.28
FRB and FHLB stock	29,986	2.31		29,397	2.50
Loans (7)(8)(9)	2,544,412	5.41		2,477,452	6.23

Total interest-earning assets	$3,363,863	4.68	percent	$3,271,594	5.96	percent

Noninterest-Earning Assets:
Cash	$49,191			$55,272
Premises and equipment	39,410			39,290
Allowance for loan losses	(57,517)			(23,584)
Other	258,256			342,441

Total noninterest-earning assets	289,340			413,419

Total assets	$3,653,203			$3,685,013

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$176,893	0.51	percent	$208,949	1.06	percent
Money-market demand and savings accounts	351,563	0.82		401,377	1.40
Time deposits	1,681,472	2.73		1,468,836	4.05

Total interest-bearing deposits	2,209,928	2.25		2,079,162	3.24
Borrowings:
Fed funds purch & repurchase agreements	316,893	4.10		418,992	3.83
FHLB advances	348,462	3.49		319,943	3.62
Junior subordinated debentures	60,814	4.06		60,749	6.11
Revolving note payable	8,600	4.48		8,227	4.38
Term note payable	55,000	2.97		59,927	4.51
Subordinated debt	15,000	3.92		10,073	6.14

Total borrowings	804,769	3.76		877,911	3.99

Total interest-bearing liabilities	$3,014,697	2.65	percent	$2,957,073	3.46	percent

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$335,288			$324,586
Other liabilities	34,172			32,711

Total noninterest-bearing liabilities	369,460			357,297

Shareholders’ equity	269,046			370,643

Total liabilities and shareholders’ equity	$3,653,203			$3,685,013

Net interest margin (tax equivalent)(6)(9)		2.30	percent		2.83	percent
See footnotes at end of statements, tables and schedules.

Credit Risk Management
Midwest Banc Holdings, Inc.
(In thousands)

					Three Months Ended
	Sept. 30,		June 30,		March 31,		Dec. 31,		Sept. 30,
	2009		2009		2009		2008		2008

Loan Quality
Nonaccrual loans	$193,877		$95,023		$80,332		$61,104		$60,474
Troubled debt restructuring	—		11,006		11,006		11,006		—

Nonperforming loans	193,877		106,029		91,338		72,110		60,474
Foreclosed properties	20,980		19,588		18,534		12,018		8,025

Nonperforming assets	$214,857		$125,617		$109,872		$84,128		$68,499

90+ days past due and accruing	$—		$—		$—		$—		$—

Loans	$2,454,101		$2,559,257		$2,591,048		$2,509,759		$2,494,225

Loan-related assets	$2,475,081		$2,578,845		$2,609,582		$2,521,777		$2,502,250

Nonaccrual loans to loans	7.90	percent	3.71	percent	3.10	percent	2.43	percent	2.42	percent

Nonperforming assets to loan-related assets	8.68	percent	4.87	percent	4.21	percent	3.34	percent	2.74	percent

Nonperforming assets to total assets	6.06	percent	3.52	percent	2.96	percent	2.36	percent	1.91	percent

Allowance for Loan Losses
Beginning balance	$63,893		$53,011		$44,432		$39,428		$22,606
Provision for loan losses (12)	36,700		20,000		13,000		20,000		41,950
Net chargeoffs (recoveries)	17,087		9,118		4,421		14,996		25,128

Ending balance	$83,506		$63,893		$53,011		$44,432		$39,428

Net chargeoffs to average loans	2.71	percent	1.41	percent	0.70	percent	2.39	percent	3.98	percent

Delinquencies 30 — 89 days to loans	3.24	percent	2.18	percent	1.48	percent	1.03	percent	0.99	percent

Allowance for loan losses to Loans at period end	3.40	percent	2.50	percent	2.05	percent	1.77	percent	1.58	percent
Nonaccrual loans	43	percent	67	percent	66	percent	73	percent	65	percent

Footnotes
Midwest Banc Holdings, Inc.
(In thousands)
(1)	Shareholders’ equity less goodwill and net core deposit intangible and other intangibles.

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2009	2009	2009	2008	2008
Shareholders’ equity	$180,239	$219,671	$301,070	$305,834	$207,237
Core deposit intangible & other intangibles, net	(12,964)	(13,537)	(14,110)	(14,683)	(15,274)
Goodwill	(78,862)	(78,862)	(78,862)	(78,862)	(78,862)

Tangible shareholders’ equity	$88,413	$127,272	$208,098	$212,289	$113,101

(2)	Excludes net gains or losses on securities transactions.

(3)	Noninterest expense less amortization and foreclosed properties expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

(4)	Total assets less goodwill and net core deposit intangible and other intangibles.

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2009	2009	2009	2008	2008

Total assets	$3,544,130	$3,569,199	$3,713,064	$3,570,212	$3,583,377
Core deposit intangible & other intangibles, net	(12,964)	(13,537)	(14,110)	(14,683)	(15,274)
Goodwill	(78,862)	(78,862)	(78,862)	(78,862)	(78,862)

Tangible assets	$3,452,304	$3,476,800	$3,620,092	$3,476,667	$3,489,241

(5)	Includes net interest income and noninterest income.

(6)	Adjusted for 35 percent tax rate and for the dividends-received deduction where applicable, except for the quarter and nine months ended September 30, 2009 and the quarter ended June 30, 2009 as a result of the Company’s current tax position.

(7)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(8)	Includes loan fees.

(9)	Reconciliation of reported net interest income to tax equivalent net interest income.

		Three Months Ended
	Sept. 30,	June 30,	Sept. 30,
	2009	2009	2008

Net interest income	$15,942	$21,055	$22,153
Tax equivalent adjustment to net interest income	—	—	457

Net interest income, tax equivalent basis	$15,942	$21,055	$22,610

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2009	2008

Net interest income	$58,099	$67,134
Tax equivalent adjustment to net interest income	—	2,258

Net interest income, tax equivalent basis	$58,099	$69,392

(10)	Reconciliation of common equity to shareholders’ equity.

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2009	2009	2009	2008	2008

Preferred equity	$123,436	$123,206	$122,976	$122,748	$43,125
Common equity	56,803	96,465	178,094	183,086	164,112

Shareholders’ equity	$180,239	$219,671	$301,070	$305,834	$207,237

Reconciliation of tangible common equity to tangible shareholders’ equity.

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2009	2009	2009	2008	2008

Preferred equity	$123,436	$123,206	$122,976	$122,748	$43,125
Tangible common equity	(35,023)	4,066	85,122	89,541	69,976

Tangible shareholders’ equity	$88,413	$127,272	$208,098	$212,289	$113,101

Reconciliation of common shares outstanding at period end to “if converted” shares outstanding.

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2009	2009	2009	2008	2008

Common shares outstanding	28,116	27,944	27,929	27,893	27,859
Resulting common shares if preferred shares were converted	2,875	2,875	2,875	2,875	2,875

“If converted” shares outstanding	30,991	30,819	30,804	30,768	30,734

(11)	Prior periods with earnings were re-stated per ASC 260-10-55, which was effective on January 1, 2009, to allocate earnings available to common shareholders to restricted shares of common stock that are considered participating securities.

(12)	The provision for credit losses includes the provision for loan losses and the provision for unfunded commitment losses as follows.

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2009	2009	2009	2008	2008

Provision for loan losses	$36,700	$20,000	$13,000	$20,000	$41,950
Provision for unfunded commitments losses	750	750	253	275	250

Provision for credit losses	$37,450	$20,750	$13,253	$20,275	$42,200

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2009	2008

Provision for loan losses	$69,700	$51,765
Provision for unfunded commitments losses	1,753	602

Provision for credit losses	$71,453	$52,367